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                                                                   Exhibit 3(ii)

                                                             As of June 12, 1998


                              AMENDED AND RESTATED
                                    BYLAWS OF
                      INTERNATIONAL TECHNOLOGY CORPORATION
                            (a Delaware corporation)

                                    ARTICLE I

                                     OFFICES

                  Section 1.01 Registered Office. The registered office of INTERNATIONAL TECHNOLOGY CORPORATION (hereinafter called the "Corporation") in the State of Delaware shall be at 1013 Centre Road, City of Wilmington, County of New Castle, 19805, and the name of the registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.

                  Section 1.02 Principal Office. The principal office for the transaction of the business of the Corporation shall be at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

                  Section 1.03 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

                  Section 2.02 Special Meetings. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board or the President. Special meetings of stockholders may not be called by any other person or persons. Written notice of a special meeting shall be given as provided in Section 2.04 of these Bylaws.

                  Section 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by


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the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

                  Section 2.04 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  Section 2.05 Quorum. Except in the case of any meeting of or the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as a secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 2.06 Voting.

                  (A) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

                           (i) on the date fixed pursuant to Section 6.06 of
these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such


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meeting, or,

                           (ii) if no such record date shall have been so fixed,
then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

                  (B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledges to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  (C) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting to the stockholders on any question need not be by ballot, except as otherwise provided in the Certificate of Incorporation or unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

                  Section 2.07 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to


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be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 2.08 Inspectors. The Chairman of the Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of the inspector with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding in the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and account of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duty of the inspectors. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector with respect to any vote other than a vote for or against a proposal in which such officer shall have a material interest.

                  SECTION 2.09 Advance Notice of Stockholder Proposals. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.09. For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, which written notice must be received by the Secretary of the Corporation not less than 60 days in advance of such meeting or, if later, the fifteenth day following the first public disclosure of the date of such meeting (by mailing of notice of the meeting or otherwise). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class, series and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.09. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.

                  SECTION 2.10 Stockholder Action by Written Consent.

                  (A) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which


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record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date upon which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date upon which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, addressed to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                  (B) In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or revocations related to any such consents (each such written consent and any revocation thereof is referred to in this Section 2.10(B) as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall, as soon as practicable after receipt thereof, conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that the Chairman of the Board, in his discretion, may designate an inspector to act with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 2.10(B). If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 2.10(B), the Secretary or the inspector (as the case may be) may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate.


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                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

                  Section 3.02 Number. In accordance with paragraph SIXTH of the Certificate of Incorporation of this Corporation, the number of Directors of the Corporation is fixed at nine.

                  Section 3.03 Election of Directors. The directors shall be elected annually by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons then elected.The election of directors that may be elected only by holders of preferred stock is provided for in the Certificate of Designations. The election of directors other than those elected solely by the holders of preferred stock is subject to any provisions contained in the Certificate of Incorporation, including, without limitation, any certificates of designations, relating thereto, including any provisions for a classified board, for cumulative voting, and for voting by holders of preferred stock. Nominations for the election of directors who may be elected by the holders of common stock may be made by the Board or a Committee thereof or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given by such stockholder to, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than 60 days in advance of such meeting or, if later, the fifteenth day following the first public disclosure of the date of such meeting (by mailing of notice or otherwise). Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and
(v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.03. The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.


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                  Section 3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, including without limitation, the certificate of designations, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed.

                  Section 3.06 Place of Meeting, Etc. The Board may hold any of it meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

                  Section 3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

                  Section 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

                  Section 3.09 Special Meetings. Special meetings of the Board may be called at any time by the Board, the Chairman of the Board or the President, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate. Notice of all special meetings of the Board shall be mailed to each director, addressed to him at his residence or usual place of business, at least four (4) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram or given personally, on the second day, or sooner, before the day on which the meeting is to be held. Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.


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                  Section 3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or bylaw, the presence of a majority of the total number of directors then in office as directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

                  Section 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed the minutes of proceedings of the Board or committee.

                  Section 3.12 Compensation. No stated salary need be paid directors, as such, for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or an annual directors' fee may be paid; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 3.13 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of the dissolution or amending the Bylaws of the Corporation; and unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

                  Section 3.14 Officers of the Board. The Board shall have a Chairman of the Board and may, at the discretion of the Board, have a Vice Chairman. Subject to the provisions of the Securities Purchase Agreement dated August 28, 1996 (as at any time amended) by and between the Corporation and Purchasers identified therein, the Chairman of the Board and the Vice Chairman shall be appointed from time to time by the Board and shall have such powers and


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duties as shall be designated by the Board.

                  Section 3.15 Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders, the Board and the Executive Committee of the Board at which he is present.

                  He shall have the power to call special meetings of the Board, to determine the order of business and the procedure for meetings of the stockholders and meetings of the Board, and to appoint, subject to approval of the Board, the members and chairpersons of the various committees designated by the Board. The Chairman of the Board shall be a member ex officio of all committees designated by the Board, other than those on which he serves as a voting member, except that, so long as the Chairman of the Board is designated by the Board the Chief Executive Officer of the Corporation, he shall not be a member of either the Audit Committee or of the Compensation Committee of the Board; provided, however, that a Chairman of the Board who is also the Chief Executive Officer may attend meetings of the Compensation Committee to provide information and respond to inquiries, but without any vote on any matter considered by the Committee. In the event the Chairman of the Board is designated by the Board as the Chief Executive Officer of the Corporation, he shall have, subject to the direction of the Board, general and active supervision and management over the business, operations and affairs of the Corporation and over its several officers, agents and employees. The Chairman of the Board shall exercise and perform such other powers and duties as may from time to time be assigned by the Board.

                  Subject to the provisions of the Securities Purchase Agreement dated August 28, 1996 (as at any time amended) by and between the Corporation and Purchasers identified therein, although the Chairman of the Board shall not be an employee or officer of the Corporation, the position of Chairman shall be subject to the provisions of Article IV hereof, including Sections 4.02 (Election), 4.04 (Removal and Resignation), 4.05 (Vacancies) and 4.11 (Compensation) as though the Chairman of the Board were an officer of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.01 Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.03 of this Article IV. One person may hold two or more offices, except that the Secretary may not also hold the office of President.

                  Section 4.02 Election. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.03 or 4.05, shall be chosen annually by the Board,


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and each shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation, removal or other disqualification for service.

                  Section 4.03 Subordinate Officers, Etc. The Board may appoint such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

                  Section 4.04 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in the case of an office chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

                  Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled in the manner prescribed in these Bylaws for regular appointments to such office.

                  Section 4.06 Chairman of the Board. The Chairman of the Board shall not be an employee or officer of the Corporation, unless he is designated by the Board as the Chief Executive Officer of the Corporation. The duties of the Chairman are set forth in Section 3.15 above.

                  Section 4.07 President.

                  (A) In the event the Chairman of the Board is designated by the Board as the Chief Executive Officer of the Corporation, the President shall be the Chief Operating Officer of the Corporation, and subject to the direction of the Board and the Chairman of the Board and Chief Executive Officer, shall have general responsibility for the operation, administration and direction of the business of the Corporation and its several offices, agents and employees, and shall see that all resolutions and orders of the Board and of the Chairman of the Board and Chief Executive Officer are carried into effect.

                  (B) In the event the Chairman of the Board is not designated by the Board as the Chief Executive Officer of the Corporation, the President shall have, subject to the direction of the Board, general and active supervision and management over the business, operations and affairs of the Corporation and over its several officers, agents and employees. The President shall exercise and perform such other powers and duties as may from time to time be assigned by the


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Board.

                  Section 4.08 Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

                  Section 4.09 Secretary. The Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed, in one or more books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with these Bylaws and as required by law. The Secretary shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. In general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board.

                  Section 4.10 Treasurer. The Treasurer is the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the Corporation.

                  Section 4.11 Compensation. The compensation of the officers, agents or employees of the Corporation shall be fixed from time to time by the Board. The Board may delegate to any officer of the Corporation or any committee of the Board the power to fix the compensation of any officer, agent or employee of the Corporation. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  Section 5.01 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  Section 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.


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



                  Section 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

                  Section 5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

                  Section 6.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owing the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.05.


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



                  Section 6.02 Stock Purchase Plans. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment of such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

                  Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

                  Section 6.03 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.04, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry or transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

                  Section 6.04 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                  Section 6.05 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.


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



                  Section 6.06 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.01 Indemnification of Directors, Officers, Employees, and Agents. The Corporation shall indemnify to the full extent authorized by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. The right of indemnity provided herein shall not be exclusive, and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different from those set forth herein.

                  Section 7.02 Other Rights and Remedies. The indemnification provided by this


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



Article shall not be deemed exclusive of any other rights to which one seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7.03 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  Section 7.04 Certain Definitions. For purposes of this Article, (1) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (2) references to "other enterprises" shall include employee benefit plans; (3) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (4) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (5) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

                  Section 8.02 Waiver of Notices. Whenever notice is required to be given by


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



these Bylaws or the Certificate of Incorporation or bylaw, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

                  Section 8.03 Fiscal Year. The fiscal year of the Corporation shall end on the last Friday of December in each year.

                  Section 8.04 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board. These Bylaws or any of them, except Sections 3.02,
3.03 and this Section 8.04, may be altered, amended or repealed and new Bylaws may be made by the vote of the holders of not less than a majority of the outstanding shares of voting stock of the Corporation at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Sections 3.02, 3.03 and this
Section 8.04 may be altered, amended or repealed by the vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.


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